UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

951 SanDisk Drive, Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 16, 2014, SanDisk Corporation, a Delaware corporation (“SanDisk”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SanDisk, Flight Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SanDisk (“Purchaser”), and Fusion-io, Inc., a Delaware corporation (“Fusion-io”). In accordance with the terms of the Merger Agreement, on June 24, 2014, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0002 per share, of Fusion-io (the “Shares”) for $11.25 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding taxes.

The Offer expired as scheduled at 12:00 midnight, New York City time, at the end of the day on July 22, 2014.  A total of 66,901,782 Shares were validly tendered in, and not withdrawn from, the Offer, representing approximately 61.02% of the outstanding Shares. Accordingly, the “Minimum Condition” (as defined in the Offer to Purchase, filed by SanDisk and Purchaser on June 24, 2014 (together with any amendments and supplements thereto)) was satisfied, and, on July 23, 2014, Purchaser accepted for payment all Shares that had been validly tendered in, and not withdrawn from, the Offer.  Payment for such Shares has been made to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, which will transmit payments to tendering stockholders in accordance with the terms of the Offer. In addition, Notices of Guaranteed Delivery have been delivered with respect to 6,879,953 additional Shares, representing approximately 6.27% of the outstanding Shares.

Also, on July 23, 2014, following acceptance of the tendered Shares, Purchaser merged with and into Fusion-io pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, with Fusion-io surviving as a wholly owned subsidiary of SanDisk (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held by Fusion-io or SanDisk or any of their respective subsidiaries and (ii) Shares owned by Fusion-io stockholders who properly perfect their statutory appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive an amount equal to the Offer Price in cash, without interest thereon and less any applicable withholding taxes. Under the terms of the Merger Agreement, SanDisk and Purchaser completed the Offer and the Merger for $11.25 per Share for the outstanding Shares, and assumed unvested, in-the-money equity awards, for a total aggregate value of approximately $1.1 billion, net of cash assumed.  Purchaser funded the total payments required to complete the Offer and the Merger with cash on hand at SanDisk.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by SanDisk on June 16, 2014, which is incorporated herein by reference.

Item 8.01        Other Events.

On July 23, 2014, SanDisk issued a press release announcing the expiration and results of the Offer and the completion of the Merger. Such press release was filed as Exhibit (a)(5)(L) to Amendment No. 4 to the Tender Offer Statement on Schedule TO filed by SanDisk and Purchaser on July 23, 2014 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Document
2.1

Agreement and Plan of Merger, dated June 16, 2014, by and among SanDisk, Purchaser and Fusion-io (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by SanDisk on June 16, 2014).

99.1

Press Release of SanDisk dated July 23, 2014 (incorporated by reference to Exhibit (a)(5)(L) to Amendment No. 4 to the Tender Offer Statement on Schedule TO, filed by SanDisk and Purchaser on July 23, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014

SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1

Agreement and Plan of Merger, dated June 16, 2014, by and among SanDisk, Purchaser and Fusion-io (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by SanDisk on June 16, 2014).

99.1

Press Release of SanDisk dated July 23, 2014 (incorporated by reference to Exhibit (a)(5)(L) to Amendment No. 4 to the Tender Offer Statement on Schedule TO, filed by SanDisk and Purchaser on July 23, 2014).